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                            [Form of Advertisement]
THIS ANNOUNCEMENT IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION OF AN OFFER
 TO SELL SHARES. THE OFFER IS BEING MADE SOLELY BY THE OFFER TO PURCHASE DATED AUGUST 20, 1997 AND THE RELATED LETTER OF TRANSMITTAL AND IS BEING MADE TO ALL
HOLDERS OF SHARES. THE SUBSIDIARY IS NOT AWARE OF ANY STATE WHERE THE MAKING OF
  THE OFFER IS PROHIBITED BY ADMINISTRATIVE OR JUDICIAL ACTION PURSUANT TO ANY VALID STATE STATUTE. IF THE SUBSIDIARY BECOMES AWARE OF ANY VALID STATE STATUTE
    PROHIBITING THE MAKING OF THE OFFER OR THE ACCEPTANCE OF SHARES PURSUANT THERETO, THE SUBSIDIARY WILL MAKE A GOOD FAITH EFFORT TO COMPLY WITH SUCH STATE
  STATUTE OR SEEK TO HAVE SUCH STATUTE DECLARED INAPPLICABLE TO THE OFFER. IF,
   AFTER SUCH GOOD FAITH EFFORT, THE SUBSIDIARY CANNOT COMPLY WITH SUCH STATE STATUTE, THE OFFER WILL NOT BE MADE TO (NOR WILL TENDERS BE ACCEPTED FROM OR ON
    BEHALF OF) THE HOLDER OF SHARES IN SUCH STATE. IN ANY JURISDICTION WHERE SECURITIES, BLUE SKY OR OTHER LAWS REQUIRE THE OFFER TO BE MADE BY A LICENSED
    BROKER OR DEALER, THE OFFER SHALL BE DEEMED TO BE MADE ON BEHALF OF THE SUBSIDIARY BY ONE OR MORE REGISTERED BROKERS OR DEALERS LICENSED UNDER THE LAWS
                             OF SUCH JURISDICTION.

                      NOTICE OF OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
(INCLUDING THE ASSOCIATED JUNIOR PARTICIPATING PREFERRED STOCK PURCHASE RIGHTS)
                                       OF

                TALBERT MEDICAL MANAGEMENT HOLDINGS CORPORATION
                                       AT

                          $63.00 NET PER SHARE IN CASH
                                       BY

                           TALMED MERGER CORPORATION
                           A WHOLLY-OWNED SUBSIDIARY
                                       OF

                               MEDPARTNERS, INC.

     Talmed Merger Corporation (the "Subsidiary"), a Delaware corporation and a wholly-owned subsidiary of MedPartners, Inc., a Delaware corporation ("MedPartners"), hereby offers to purchase all of the outstanding shares of common stock, par value $.01 per share, of Talbert Medical Management Holdings Corporation, a Delaware corporation (the "Company"), including the associated Junior Participating Preferred Stock purchase rights ("Shares") at a purchase price of $63.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with any supplements or amendments, collectively constitute the "Offer").

     THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, SEPTEMBER 19, 1997, UNLESS THE OFFER IS EXTENDED.

     THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, THERE BEING VALIDLY TENDERED AND NOT PROPERLY WITHDRAWN PRIOR TO EXPIRATION OF THE OFFER A NUMBER OF SHARES REPRESENTING AT LEAST FIFTY-ONE PERCENT (51%) OF THE SHARES OUTSTANDING, ASSUMING CERTAIN EXERCISES.
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     The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of August 14, 1997 (the "Merger Agreement"), by and among MedPartners, the Subsidiary and the Company pursuant to which, following the consummation of the Offer, the Subsidiary will be merged with and into the Company (the "Merger"). Following consummation of the Merger, the Company will continue as the surviving corporation of the Merger and as a wholly-owned subsidiary of MedPartners. At the effective time of the Merger, each outstanding Share (other than treasury Shares, Shares held by MedPartners, the Subsidiary or any other subsidiary of MedPartners, and Shares held by stockholders, if any, who properly exercise appraisal rights under Delaware law) will be converted into and represent the right to receive $63.00 in cash, without interest.

     THE BOARD OF DIRECTORS OF THE COMPANY HAS, BY UNANIMOUS VOTE OF THOSE PRESENT, APPROVED THE OFFER, THE MERGER AND THE MERGER AGREEMENT, HAS DETERMINED THAT EACH OF THE OFFER AND THE MERGER IS IN THE BEST INTEREST OF THE COMPANY'S STOCKHOLDERS AND RECOMMENDS THAT ALL STOCKHOLDERS ACCEPT THE OFFER AND TENDER ALL OF THEIR SHARES PURSUANT TO THE OFFER.

     For purposes of the Offer, the Subsidiary will be deemed to have accepted for payment (and thereby purchased) Shares validly tendered and not properly withdrawn as, if and when the Subsidiary gives oral or written notice to the Depositary (as defined in the Offer to Purchase) of the Subsidiary's acceptance of such Shares for payment pursuant to the Offer. Upon the terms and subject to the conditions of the Offer, payment for Shares accepted for payment pursuant to the Offer will be made by deposit of the purchase price therefor with the Depositary, which will act as agent for tendering stockholders for the purpose of receiving payments from the Subsidiary and transmitting such payments to stockholders whose Shares have been accepted for payment. In all cases, payment for Shares tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (i) certificates evidencing such Shares (or timely Book-Entry Confirmation (as defined in Section 2 of the Offer to Purchase) with respect to such Shares), (ii) the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed with any required signature guarantees (or an Agent's Message (as defined in Section 2 of the Offer to Purchase) in connection with a book-entry transfer), and (iii) all other documents required by the Letter of Transmittal. Under no circumstances will interest on the purchase price for Shares be paid, regardless of any delay in making such payment.

     The term "Expiration Date" means 12:00 Midnight, New York City time on Friday, September 19, 1997, unless and until the Subsidiary, in accordance with the terms of the Offer and the Merger Agreement, shall have extended the period of time during which the Offer is open, in which event the term "Expiration Date" shall mean the latest time and date at which the Offer, as so extended by the Subsidiary, shall expire. Subject to the terms of the Merger Agreement, the Subsidiary expressly reserves the right, at any time and from time to time, to extend the period of time during which the Offer is open for any reason, including the occurrence of any of the events specified in Section 13 of the Offer to Purchase, by giving written notice of such extension to the Depositary. Any such extension will be followed as promptly as practicable by public announcement to be made not later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

     Tenders of Shares made pursuant to the Offer are irrevocable, except that Shares tendered pursuant to the Offer may be withdrawn at any time on or prior to the Expiration Date and, unless theretofore accepted for payment by the Subsidiary pursuant to the Offer, may also be withdrawn at any time after October 20, 1997. For a withdrawal to be effective, a written, telegraphic, telex or facsimile transmission notice of withdrawal must be timely received by the Depositary at one of the addresses set forth in the Offer to Purchase. Any such notice of withdrawal must specify the name of the person who tendered the Shares to be withdrawn, the number of Shares to be withdrawn and the name of the registered holder, if different from that of the person who tendered such Shares. If certificates evidencing the Shares to be withdrawn have been delivered or otherwise identified to the Depositary, then, prior to the physical release of such certificates, the serial numbers shown on such certificates must be submitted to the Depositary and the signature(s) on the notice of withdrawal must be guaranteed by an Eligible Institution (as defined in Section 3 of the Offer to Purchase), unless such Shares have been tendered for the account of an Eligible Institution. If Shares have been tendered pursuant to the procedure for book-entry transfer as set forth in Section 3 of the Offer to Purchase, any notice

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of withdrawal must specify the name and number of the account at the Book-Entry
Transfer Facility (as defined in Section 2 of the Offer to Purchase) to be credited with the withdrawn Shares. All questions as to the form and validity (including time of receipt) of any notice of withdrawal will be determined by the Subsidiary, in its sole discretion, whose determination will be final and binding. Any Shares properly withdrawn will be deemed not validly tendered for purposes of the Offer, but may be re-tendered at any subsequent time prior to the Expiration Date by following any of the procedures described in Section 3 of the Offer to Purchase.

     The information required to be disclosed by Rule 14d-6(e)(1)(vii) of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, is contained in the Offer to Purchase and is incorporated herein by reference.

     The Company has provided the Subsidiary with the Company's stockholder lists and security position listings for the purpose of disseminating the Offer to holders of Shares. The Offer to Purchase, the Letter of Transmittal and other relevant materials will be mailed to record holders of Shares whose names appear on the Company's stockholder list and will be furnished to brokers, dealers, commercial banks, trust companies and similar persons whose names, or the names of whose nominees, appear on the stockholder list or, if applicable, who are listed as participants in a clearing agency's security position listing, for subsequent transmittal to beneficial owners of Shares.

     THE OFFER TO PURCHASE AND THE LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION AND SHOULD BE READ CAREFULLY AND IN THEIR ENTIRETY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFER.

     Questions and requests for assistance may be directed to the Information Agent as set forth below. Requests for copies of the Offer to Purchase, the related Letter of Transmittal and other tender offer materials also may be directed to the Information Agent, and copies will be furnished promptly at the Subsidiary's expense. Neither MedPartners nor the Subsidiary will pay any fees or commissions to any broker or dealer or any other person (other than the Information Agent and the Depositary) in connection with the solicitation of tenders of Shares pursuant to the Offer.

                    THE INFORMATION AGENT FOR THE OFFER IS:

                                     LOGO

                               Wall Street Plaza
                            New York, New York 10005
                   Banks and Brokers Call Collect:
                     ALL OTHERS CALL TOLL FREE: 1-800-

August 20, 1997

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